SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM T-1




                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
               UNDER THE TRUST INDENTURE ACT FOR 1939, AS AMENDED,
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

           CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                       PURSUANT TO SECTION 305(b)(2)...X...

                   FIRST UNION NATIONAL BANK OF NORTH CAROLINA

               (Exact name of Trustee as specified in its charter)


230 SOUTH TRYON STREET, 9TH FLOOR
CHARLOTTE, NORTH CAROLINA                28288-1179             56-0900030
(Address of principal executive office)  (Zip Code)        (I.R.S. Employer
                                                            Identification No.)



                      Highwoods/Forsyth Limited Partnership
               (Exact name of obligor as specified in its charter)


North Carolina                                                56-1869557
State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)


3100 Smoketree Court
Suite 600
Raleigh, NC                                                     27604
(Address of principal executive offices)                      (Zip Code)





                   $100,000,000    % Notes due December 1, 2003
                   $100,000 000    % Notes due December 1, 2006
                       (Title of the indenture securities



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1.       General information.

        (a) The following are the names and addresses of each examining or supervising authority to which the Trustee is subject:

                  The Comptroller of the Currency, Washington, D.C. Federal Reserve Bank of Richmond, Virginia. Federal Deposit Insurance Corporation, Washington, D.C. Securities and Exchange Commission, Division of Market Regulation, Washington, D.C.

         (b)      The Trustee is authorized to exercise corporate trust powers.


2.       Affiliations with obligor.

                  The obligor is not an affiliate of the Trustee. (See Note 2 on Page 5)


3.       Voting Securities of the Trustee.

                  The following information is furnished as to each class of voting securities of the Trustee:


                                               As of August 30, 1996



                  Column A                                       Column B


                  Title of Class                             Amount Outstanding


                  Common Stock, par value $3.33-1/3 a share 270,469,128 shares (See Note 1 on Page 5)

4.       Trusteeships under other indentures.

                  The Trustee is not a trustee  under  another  indenture  under
         which  any  other   securities,   or   certificates   of   interest  or
         participation in any other securities, of the obligor are outstanding.


5. Interlocking directorates and similar relationships with the obligor or underwriters.

                  Neither the Trustee nor any of the directors or executive officers of the Trustee is a director, officer, partner, employee, appointee or representative of the obligor or of any underwriter for the obligor.

                  (See Note 2 on Page 5)

6.       Voting securities of the Trustee owned by the obligor or its officials.

                  Voting securities of the Trustee owned by the obligor and its directors, partners, executive officers, taken as a group, do not exceed one percent of the outstanding voting securities of the Trustee.

                  (See Notes 1 and 2 on Page 5)


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7.       Voting securities of the Trustee owned by underwriters or their officials.

                  Voting securities of the Trustee owned by any underwriter and its directors, partners, and executive officers, taken as a group, do not exceed one percent of the outstanding voting securities of the Trustee.

                  (See Note 2 on Page 5)


8.       Securities of the obligor owned or held by the Trustee.

                  The amount of securities of the obligor which the Trustee owns beneficially or holds as collateral security for obligation in default does not exceed one percent of the outstanding securities of the obligor.

                  (See Note 2 on Page 5)


9.       Securities of underwriters owned or held by the Trustee.

                  The Trustee does not own beneficially or hold as collateral security for obligations in default any securities of an underwriter for the obligor.

                  (See Note 2 on Page 5)


10. Ownership or holdings by the Trustee of voting securities of certain affiliates or security holders of the obligor.

                  The Trustee does not own beneficially or hold as collateral security for obligations in default voting securities of a person, who, to the knowledge of the Trustee (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor.

                  (See Note 2 on Page 5)


11. Ownership of holders by the Trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

                  The Trustee does not own beneficially or hold as collateral security for obligations in default any securities of a person who, to the knowledge of Trustee, owns 50 percent or more of the voting securities of the obligor. (See Note 2 on Page 5)


12.      Indebtedness of the obligor to the Trustee.

         Nature of indebtedness        Amount outstanding          Date due
        Revolving Loan                  $36,250,000                 10/31/99
        Mortgage Note                   $ 3,735,000                  6/13/99
        Mortgage Note                   $18,988,000                  6/13/99
        Mortgage Note                   $ 8,359,000                  9/30/2000
        Mortgage Note                   $ 5,250,000                  1/31/2004


13.      Defaults by the obligor.

                  Not applicable.






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14.      Affiliations with the underwriters.

                  No underwriter is an affiliate of the Trustee.


15.      Foreign trustee.

                  Not applicable.


16.      List of Exhibits.

         (1)      Articles  of  Association  of the  Trustee  as now in  effect.
                  Incorporated to Exhibit (1) filed with Form T-1 Statement included in Registration Statement No. 33-45946.

         (2) Certificate of Authority of the Trustee to commence business. Incorporated by reference to Exhibit (2) filed with Form T-1 Statement included in Registration Statement No. 33-45946.

         (3)      Authorization  of the  Trustee  to  exercise  corporate  trust
                  powers,  if  such   authorization  is  not  contained  in  the
                  documents specified in exhibits (1) and (2) above.

         (4)      By-Laws of the Trustee.  Incorporated  by reference to Exhibit
                  (4) filed with Form T-1 Statement included in Registration Statement No. 33-45946.

         (5)      Inapplicable.

         (6) Consent by the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Included at Page 6 of this Form T-1 Statement.

         (7)      Report of condition of Trustee.  Incorporated  by reference to
                  Exhibit  (7)  filed  with  Form  T-1  Statement   included  in
                  Registration Statement No. 33-45946

         (8)      Inapplicable.

         (9)      Inapplicable.




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                                      NOTES



                1. Since the Trustee is a member of First Union Corporation, a bank holding company, all of the voting securities of the Trustee are held by First Union Corporation. The securities of First Union Corporation are described in Item 3.

               2. Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base responsive answers to Items 2, 5, 6, 7, 8, 9, 10 and 11, the answers to said Items are based on incomplete information. Items 2, 5, 6, 7, 8, 9, 10 and 11 may, however by considered as correct unless amended by an amendment to this Form T-1.





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                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Charlotte, and State of North Carolina on the 15th day of November, 1996.


                   FIRST UNION NATIONAL BANK OF NORTH CAROLINA
                   (Trustee)


                   BY:   /s/ Pablo de la Canal
                      ---------------------------------------------
                      Pablo de la Canal, Assistant Vice President






                                                                 EXHIBIT T-1 (6)

                               CONSENTS OF TRUSTEE

             Under section 321(b) of the Trust Indenture Act of 1939 and in connection with the proposed issuance by Highwoods/Forsyth Limited Partnership
of its $100,000,000    % Notes due December 1, 2003, and $100,000,000    % Notes
due December 1, 2006, First Union National Bank of North Carolina, as the Trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District by such authorities to the Securities and Exchange Commission upon requests therefor.


                   FIRST UNION NATIONAL BANK OF NORTH CAROLINA



                   BY:   /s/ Daniel J. Ober
                      --------------------------------------------------
                      Daniel J. Ober, Vice President



Dated: November 15, 1996






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